UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2022
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	47-1949578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13241 Woodland Park Road
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices)		(Zip code)
(571) 267-1571
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02       Results of Operations and Financial Condition
See Item 7.01 below.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective as of June 10, 2022, the board of directors (the “Board”) of BlackSky Technology Inc. (the “Company”) appointed Henry Dubois, current Chief Development Officer of the Company, to the role of Chief Financial Officer. In addition, Mr. Dubois will serve as the Company’s Principal Financial Officer.

Mr. Dubois, age 60, has served as the Company’s Chief Development Officer since September 2021. Mr. Dubois served as Chief Development Officer of BlackSky Holdings, Inc. from August 2021 through the closing of the merger after having served as an advisor to its CEO and board since September 2018. Prior to joining the Company, Mr. Dubois was managing director at HED Consulting from February 2009 to August 2021, where he advised companies, including BlackSky Holdings, Inc., on strategic initiatives, operating improvements and financial activities. From April 2013 to May 2018 Mr. Dubois also served as Chief Executive Officer and President of Hooper Holmes Inc., a national provider of biometric screenings and comprehensive health and wellness programs. Mr. Dubois also served as an executive at two geospatial companies and brings proven experience in growth strategies, deal sourcing and integration. From February 2005 to December 2012, Mr. Dubois served as CFO and an executive advisor at GeoEye (Nasdaq: GEOY), a commercial satellite imagery company, where he helped grow revenues from $30 million to $350 million. Mr. Dubois currently serves on the board of directors of Endurance Acquisition Corporation (Nasdaq: EDNCU). Mr. Dubois received a Masters of Management, Finance, Marketing and Accounting at Northwestern University’s Kellogg School of Management as well as a B.A. in Mathematics at College of the Holy Cross.

Effective as of June 9, 2022, Johan Broekhuysen, has stepped down from his role as Chief Financial Officer but will remain as an employee of the Company through August 11, 2022 to assist with transition efforts. Mr. Broekhuysen’s departure did not result from a disagreement with the Company or its Board on any matter relating to the Company's operations, policies or practices, including its controls of financial-related matters.

Separation Agreement and Release with Johan Broekhuysen

In connection with his departure from the Company, Mr. Broekhuysen entered into a Separation Agreement and Release with the Company (the “Separation Agreement”). In accordance with the terms of the Separation Agreement, Mr. Broekhuysen will receive the severance and other separation benefits provided under the Company’s Executive Change in Control and Severance Plan (the “Executive Severance Plan”) filed with the SEC as Exhibit 10.6 to the Company’s Form 8-K on August 18, 2021. A summary of the Executive Severance Plan is set forth in the Company’s 10-K/A for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022.

Compensation Arrangements

Effective as of June 10, 2022, the Company entered into an amendment to Mr. Dubois’s employment offer letter dated August 18, 2021 (the “Offer Letter Amendment”).

Pursuant to the Offer Letter Amendment, Mr. Dubois’s annual target bonus incentive opportunity under the Company’s 2022 fiscal year bonus incentive program will be changed as follows: (i) for the period from January 1, 2022, through June 9, 2022, the target bonus incentive opportunity will remain equal to 75% of his base salary for such period, and the performance objectives for the bonus will remain weighted at 80% Company objectives and 20% individual performance objectives, and (ii) commencing June 10, 2022, his target bonus incentive opportunity will be 100% of his base salary for the relevant period, and the performance objectives for the bonus will be weighted at 100% Company objectives.

On June 9, 2022, in connection with his appointment as the Company’s Chief Financial Officer, the Compensation Committee has approved the grant of the following awards to Mr. Dubois under the Company’s 2021 Equity Incentive Plan: (i) an award of 219,573 restricted stock units (“RSUs”) and (ii) an option to purchase 294,228 shares of the Company’s Class A common stock. The RSU award will be scheduled to vest as to 25% of the RSUs on June 10, 2023, and on a quarterly basis thereafter as to 1/16th of the RSUs, in each case subject to Mr. Dubois’s continued service through the applicable vesting date. The option will be scheduled to vest as to 25% of the shares subject to the option on June 10, 2023, and on a monthly basis thereafter as to 1/48th of the shares subject to the option, in each case subject to Mr. Dubois’s continued service through the applicable vesting date. The option has a per share exercise price of $2.10, which was the closing price of a share of the Company’s Class A common stock on the New York Stock Exchange on June 10, 2022, the option’s grant date.

The summary description of Mr. Dubois’s Offer Letter Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter Amendment, a copy of which will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 2022.

Other Matters

In addition, we have previously entered into our standard form of indemnification agreement with Mr. Dubois. There are no family relationships between Mr. Dubois and any director or executive officer of the Company. In addition, Mr. Dubois is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.     Regulation FD Disclosure

The information under Item 2.02 and this Item 7.01, including the press release attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

On June 15, 2022, the Company issued a press release relating to the matters described above in Item 5.02 and reaffirms the Company’s previously issued 2022 full year guidance for revenue of between $58 million and $62 million. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 15, 2022

BLACKSKY TECHNOLOGY INC.

By:	/s/ Brian E. O'Toole
Name: Brian E. O'Toole
Title: Chief Executive Officer and Director